Exhibit 99.1

Party City Announces First Quarter 2016 Financial Results

•	Adjusted earnings per share of $0.04 vs. $0.03 loss in Q1 2015

•	Vertical integration strategy continues with acquisition of costume manufacturer

•	19 franchise stores in Southwest acquired

•	2016 outlook reiterated

ELMSFORD, N.Y., May 12, 2016 — Party City Holdco Inc. (“the Company” or “Party City”) (NYSE: PRTY) today announced its financial results for the quarter ended March 31, 2016.

“We are pleased with our first quarter results, which were generally in line with our expectations,” said James M. Harrison, Chief Executive Officer. “Our share of shelf exceeded 75%; our total gross margin expanded 90 basis points and we continued to make progress executing against our growth strategies. Earlier this year, we announced the acquisition of Festival, a costume manufacturer located in Madagascar, which expands our vertical model and will help fuel margin expansion. We also saw positive momentum in international markets where wholesale revenues grew 6% on a constant currency basis and we continued to gain traction with new wholesale customers outside the party supply channel. Finally, we recently acquired 19 franchise locations in the quarter, broadening our corporate-owned territory and increasing our owned store base to 731. Given these factors and our solid first quarter results, we are reiterating our full-year guidance for 2016.”

Highlights for the first quarter:

•	Total revenues of $458 million were flat on a constant currency basis, or down 0.9% on a reported basis.

•	Retail sales increased 2.6% on a constant currency basis (2.0% on a reported basis) driven by 38 net new Party City stores added in the past twelve months, offset in part by lower brand comparable sales in line with our expectations (noted below).

•	Brand comparable sales decreased 1.5% as anticipated due primarily to Easter Sunday (a day on which our stores are closed) moving from Q2 2015 into Q1 2016, as well as the continued lapping of strong sales of product related to Disney’s Frozen in Q1 2015.

•	Net third-party wholesale revenues decreased 5.4% on a constant currency basis (7% on a reported basis) principally due to the impact of the acquisition of 23 franchise stores in Dec ‘15/Jan ‘16 (resulting in the elimination of previously reported third party sales), lower sales of Grasslands Road gift products associated with the de-emphasis and reorganization of this division and lower wholesale sales of Frozen related product to mass market and other retailers.

•	Wholesale share of shelf (the percentage of retail product cost of sales supplied by our wholesale operations) increased to 75.4% from 71.6% in the prior year quarter.

•	Total gross profit margin increased 90 basis points to 36.7% of net sales compared to 35.8% of net sales in the first quarter of fiscal 2015, primarily due to higher share of shelf.

•	Operating expenses increased 4.6% to $150.4 million, driven primarily by retail operating expenses resulting from the higher store count and additional advertising spend. Wholesale selling expenses declined 7.5% due to cost savings related to a reorganization of our gift sales group and foreign currency translation.

•	Adjusted EBITDA decreased to $46.5 million compared to $49.5 million in the first quarter of fiscal 2015 in line with expectations.

•	Adjusted net income improved to $4.8 million, compared to a loss of $2.9 million for the first quarter of fiscal 2015. The current quarter net income includes interest savings of $15.8 million resulting from debt reduction and refinancing during 2015. Adjusted diluted income per share improved to $0.04 compared to a loss of $0.03 in the first quarter of fiscal 2015.

•	During the quarter, the Company opened two new stores, acquired 19 franchise stores and closed two stores. At March 31, 2016, there were 731 corporate stores and 181 franchise stores for a total store count of 912, as compared to 693 corporate stores and 205 franchise stores for a total store count of 898 at March 31, 2015.

Balance sheet highlights as of March 31, 2016:

The Company ended the first quarter with $1,806 million in debt (net of cash) resulting in net debt leverage of 4.8 times and approximately $297 million in availability under its asset-based revolving credit facility.

Fiscal 2016 Outlook:

Party City anticipates full year 2016 total revenue of $2.35 to $2.42 billion, and brand comparable sales to range between flat to slightly positive. Adjusted EBITDA guidance is in the range of $390 to $405 million, adjusted net income expectations are in the range of $140 to $150 million, and adjusted diluted net income per share between $1.17 to $1.25. Additionally the Company is targeting net debt leverage to be below 4 times by the end of 2016.

Conference Call Information:

A conference call to discuss first quarter fiscal 2016 financial results is scheduled for today, May 12, 2016, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID# 3204387, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. (the “Company” or “Party City Holdco”) is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 900 specialty retail party supply stores (including approximately 180 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact Information

Deborah Belevan, VP of Investor Relations

(914) 784-8324

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,157	$42,919
Accounts receivable, net	116,512	132,287
Inventories, net	585,858	564,259
Prepaid expenses and other current assets	56,533	50,450

Total current assets	792,060	789,915
Property, plant and equipment, net	278,201	272,420
Goodwill	1,584,023	1,562,515
Trade names	568,342	568,712
Other intangible assets, net	85,039	89,157
Other assets, net	6,783	9,684

Total assets	$3,314,448	$3,292,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$181,094	$126,136
Accounts payable	97,314	111,616
Accrued expenses	134,531	146,319
Income taxes payable	—	8,504
Current portion of long-term obligations	14,499	14,552

Total current liabilities	427,438	407,127
Long-term obligations, excluding current portion	1,643,738	1,646,121
Deferred income tax liabilities	276,247	276,667
Deferred rent and other long-term liabilities	51,147	49,471

Total liabilities	2,398,570	2,379,386
Stockholders’ equity:
Common stock (119,318,854 and 119,258,374 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	1,193	1,193
Additional paid-in capital	905,747	904,425
Retained earnings	39,795	40,189
Accumulated other comprehensive loss	(30,857)	(32,790)

Total stockholders’ equity	915,878	913,017

Total liabilities and stockholders’ equity	$3,314,448	$3,292,403

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

UNAUDITED

	Three Months Ended March 31,
	2016	2015
Revenues:
Net sales	$454,286	$458,195
Royalties and franchise fees	3,454	3,910

Total revenues	457,740	462,105
Expenses:
Cost of sales	287,767	294,274
Wholesale selling expenses	15,842	17,125
Retail operating expenses	86,709	80,314
Franchise expenses	3,563	3,459
General and administrative expenses	38,926	37,652
Art and development costs	5,377	5,277

Total expenses	438,184	438,101

Income from operations	19,556	24,004
Interest expense, net	22,652	38,479
Other income, net	(2,978)	(1,421)

Loss before income taxes	(118)	(13,054)
Income tax expense (benefit)	276	(4,529)

Net loss	$(394)	$(8,525)

Comprehensive income (loss)	$1,539	$(20,852)

Net loss per common share-Basic	—	$(0.09)

Net loss per common share-Diluted	—	$(0.09)

Weighted-average number of common shares-Basic	119,291,974	94,096,525
Weighted-average number of common shares-Diluted	119,291,974	94,096,525

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2016	2015
Net loss	$(394)	$(8,525)
Interest expense, net	22,652	38,479
Income taxes	276	(4,529)
Depreciation and amortization	20,889	20,151

EBITDA	43,423	45,576
Non-cash purchase accounting adjustments	1,401	1,818
Management fee	—	930
Restructuring, retention and severance	67	640
Deferred rent	1,983	1,405
Closed store expense	1,420	261
Foreign currency (gains) losses	(3,164)	1,202
Equity based compensation	948	396
Undistributed loss (gain) in unconsolidated joint venture	147	(91)
Gain on sale of assets	—	(2,660)
Other	308	18

Adjusted EBITDA	$46,533	$49,495

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2016	2015
Loss before income taxes	$(118)	$(13,054)
Intangible asset amortization	4,145	4,769
Non-cash purchase accounting adjustments (a)	1,956	2,658
Amortization of deferred financing costs and original issuance discounts	1,274	3,074
Management fee	—	930
Equity based compensation	948	396
Gain on sale of assets	—	(2,660)

Adjusted income (loss) before income taxes	8,205	(3,887)
Adjusted income tax expense (benefit) (b)	3,446	(1,000)

Adjusted net income (loss)	$4,759	$(2,887)

Adjusted net income (loss) per common share - diluted	$0.04	$(0.03)

Weighted-average number of common shares-diluted	120,141,598	94,096,525

(a)	As a result of its acquisition by THL and Advent, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(b)	Represents the income tax expense/benefit using the rate in effect after considering the adjustments.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2016		2015
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$259,821	56.8%	$250,716	54.3%
Eliminations	(125,091)	(27.3%)	(105,793)	(22.9%)

Net wholesale	134,730	29.4%	144,923	31.4%
Retail	319,556	69.8%	313,272	67.8%

Total net sales	454,286	99.2%	458,195	99.2%
Royalties and franchise fees	3,454	0.8%	3,910	0.8%

Total revenues	$457,740	100.0%	$462,105	100.0%

	Three Months Ended March 31,
	2016		2015
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$124,026	38.8%	$119,476	38.1%
Wholesale	42,493	31.5%	44,445	30.7%

Total	$166,519	36.7%	$163,921	35.8%

PARTY CITY HOLDCO INC.

OPERATING METRICS

UNAUDITED

	Three Months Ended March 31,
	2016	2015
Share of Shelf (a)	75.4%	71.6%

Store Count
Corporate Stores:
Beginning of period	712	693
New stores opened	2	3
Acquired	19	2
Closed	(2)	(5)

End of period	731	693
Franchise Stores:
Beginning of period	200	208
Opened	1	—
Sold to Party City	(19)	(2)
Closed	(1)	(1)

End of period	181	205

Grand Total	912	898

Brand comparable sales (decrease) increase (b)	(1.5)%	5.2%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations
(b)	Party City brand comparable sales include North American e-commerce sales.